Exhibit 99.1

BIOATLA, INC. ANNOUNCES REGISTERED DIRECT OFFERING TO ADVANCE

TWO MID-STAGE CLINICAL PROGRAMS TO KEY INFLECTION POINTS

SAN DIEGO, Calif., December 20, 2024 – BioAtla, Inc. (Nasdaq: BCAB), a global clinical-stage biotechnology company (“BioAtla” or the “Company”) focused on the development of Conditionally Active Biologic (CAB) antibody therapeutics for the treatment of solid tumors, today announced that it has entered into definitive agreements with certain institutional investors for the issuance and sale of 9,679,158 shares of its common stock in a registered direct offering. Each share of common stock offered was sold with a warrant to purchase one share of common stock at an exercise price of $1.19 per share. Each warrant will be exercisable beginning six months after issuance and will expire 5.5 years from the date of issuance. The combined offering price per share of common stock and accompanying warrant is $0.9520. The closing of the offering is expected to occur on or about December 20, 2024, subject to the satisfaction of customary closing conditions.

The gross proceeds to the Company from the offering are expected to be approximately $9.2 million, before deducting expenses related to the offering payable by the Company. The Company intends to use the net proceeds to be received by it in the offering, along with its existing cash and cash equivalents, to fund its research and development efforts, including to reach several key inflection points for its mid-stage clinical T-Cell Engager (TCE) and Antibody Drug Conjugate (ADC) programs: BA3182 (CAB-EpCAM x CAB-CD3 TCE) Phase 1 dose escalation data (expected readout 2Q25) and Phase 2 expansion data (expected readout 1H26); and mecbotamab vedotin (CAB-AXL-ADC) Phase 2B data in mutated KRAS (mKRAS) non-small cell lung cancer (NSCLC) (expected readout 1H26), to support its partnering activities, and for working capital and other general corporate purposes.

Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC) acted as the sole placement agent for the offering.

The securities are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-262528) that was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on May 18, 2022. The offering is being made only by means of a prospectus and related prospectus supplement. A prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, electronic copies of the prospectus supplement and the accompanying prospectus may also be obtained from Tungsten Advisors (through its Broker-Dealer, Finalis Securities LLC), 767 Third Ave, 29th Floor, New York, NY 10017, by phone at (917) 268-1097 or email at prospectus@tungstenadv.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About BioAtla®, Inc.

BioAtla is a global clinical-stage biotechnology company with operations in San Diego, California, and in Beijing, China through its contractual relationship with BioDuro-Sundia, a provider of preclinical development services. Utilizing its proprietary CAB technology, BioAtla develops novel, reversibly active monoclonal and bispecific antibodies and other protein therapeutic product candidates. CAB product candidates are designed to have more selective targeting, greater efficacy with lower toxicity, and more cost-efficient and predictable manufacturing than traditional antibodies. BioAtla has extensive and worldwide patent coverage for its CAB technology and products with greater than 780 active patent matters, more than 500 of which are issued patents. Broad patent coverage in all major markets include methods of making, screening and manufacturing CAB product candidates in a wide range of formats and composition of matter coverage for specific products. BioAtla has two first-in-class CAB programs currently in Phase 2 clinical testing, mecbotamab vedotin, a novel conditionally active AXL-targeted antibody-drug conjugate (CAB-AXL-ADC), and ozuriftamab vedotin, a novel conditionally active ROR2-targeted antibody-drug conjugate (CAB-ROR2-ADC). The Phase 2 stage CAB-CTLA-4 antibody, evalstotug, is a novel CTLA-4 inhibitor designed to reduce systemic toxicity and potentially enable safer combination therapies with checkpoint inhibitors such as anti-PD-1 antibody. The Company’s first dual CAB bispecific T-cell engager antibody, BA3182, is currently in Phase 1 development. BA3182 targets EpCAM, which is highly and frequently expressed on many adenocarcinomas while engaging human CD3 expressing T cells. In the fall of 2024, the company out licensed its pre-clinical lead stage CAB-Nectin4 x CAB-CD3 TCE program for $15 million in upfront and near-term payments with another $118.5 million in milestones, plus double-digit royalties. To learn more about BioAtla, Inc. visit www.bioatla.com.

Forward-looking Statements

This press release contains forward-looking statements under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the expected gross proceeds from the offering, the timing and completion of the offering, the anticipated use of proceeds therefrom, whether it will reach key inflection points in its programs and expected timing of data readouts. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. Forward-looking statements are based on BioAtla’s current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond its control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: potential delays in clinical and preclinical trials; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, or regulatory approval dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; whether regulatory authorities will be satisfied with the design of and results from the clinical studies or take favorable regulatory actions based on results from the clinical studies; its dependence on the success of its CAB technology platform; its ability to enroll patients in its ongoing and future clinical trials; the successful selection and prioritization of assets to focus development on selected product candidates and indications; its ability to form collaborations and partnerships with third parties and the success of such collaborations and partnerships; its reliance on third parties for the manufacture and supply of its product candidates for clinical trials; its reliance on third parties to conduct its clinical trials and some aspects of its research and preclinical testing; potential adverse impacts due to any resurgence of COVID-19 and its variants; and those other risks and uncertainties described in the section titled “Risk Factors” in its Annual Report on Form 10-K filed with the SEC on March 26, 2024, in its Quarterly Report on Form 10-Q filed with the SEC on May 14, 2024, August 8, 2024 and November 7, 2024 and its other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and BioAtla undertakes no duty to update such information except as required under applicable laws.

Internal Contact:

Richard Waldron

Chief Financial Officer

BioAtla, Inc.

rwaldron@bioatla.com

858.356.8945

External Contact:

Bruce Mackle

LifeSci Advisors, LLC

bmackle@lifesciadvisors.com